                                                                    EXHIBIT 99.8
                         MEMC ELECTRONIC MATERIALS, INC.

                          NOMINEE HOLDER CERTIFICATION

     The undersigned, a bank, broker, trustee, depositary or other nominee of Rights ("Rights") to purchase shares of Common Stock ("Common Stock") of MEMC Electronic Materials, Inc. (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated _________, 199_, (the "Prospectus"), hereby certifies to the Company and to Harris Trust and Savings Bank, as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription privilege (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the over-subscription privilege (as defined in the Prospectus), listing separately below each such exercised basic subscription privilege and the corresponding over-subscription privilege (without identifying any such beneficial owner), and (2) each such beneficial owner's basic subscription privilege has been exercised in full:



NUMBER OF SHARES  RIGHTS EXERCISED PURSUANT TO  NUMBER OF SHARES SUBSCRIBED
  OWNED ON THE         BASIC SUBSCRIPTION           FOR PURSUANT TO
  RECORD DATE              PRIVILEGE            OVER-SUBSCRIPTION PRIVILEGE
----------------  ----------------------------  ---------------------------
1._____________   ____________________________  ___________________________

2._____________   ____________________________  ___________________________

3._____________   ____________________________  ___________________________

4._____________   ____________________________  ___________________________

5._____________   ____________________________  ___________________________

6._____________   ____________________________  ___________________________

7._____________   ____________________________  ___________________________

8._____________   ____________________________  ___________________________

9._____________   ____________________________  ___________________________

Provide the following information if applicable:

----------------------------------------------
Depository Trust Company ("DTC")
Participant Number

[PARTICPANT]

By: ___________________________________________
    Name:
    Title:



______________________________________________
DTC Basic Subscription Confirmation
Number(s)